                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            FIRSTFED BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

                              [COMPANY LETTERHEAD]



                                  June 17, 1998



Dear Stockholder:

  We invite you to attend the Annual Meeting of Stockholders (the "Meeting") of FirstFed Bancorp, Inc. (the "Company") to be held at the main office of the Company located at 1630 Fourth Avenue North, Bessemer, Alabama, on Tuesday, July 14, 1998 at 4:30 p.m., local time.

  The attached Notice of Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, we will also report on the operations of the Company's two financial institution subsidiaries, First Federal Savings Bank and First State Bank of Bibb County. Directors and officers of the Company as well as representatives of Arthur Andersen LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

  ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Meeting.

                        Sincerely,

                        [SIGNATURE]


                        B. K. Goodwin, III
                        Chairman of the Board, Chief Executive
                        Officer and President

                            FIRSTFED BANCORP, INC.
                           1630 FOURTH AVENUE NORTH
                           BESSEMER, ALABAMA  35020
                                (205) 428-8472

--------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 14, 1998
--------------------------------------------------------------------------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of FirstFed Bancorp, Inc. (the "Company") will be held at the main office of the Company located at 1630 Fourth Avenue North, Bessemer, Alabama, on Tuesday, July 14, 1998 at 4:30 p.m., local time.

  A Proxy Card and a Proxy Statement for the Meeting are enclosed.

  The Meeting is for the purpose of considering and acting upon the following matters:

          (i) The election of three directors of the Company for terms of three years;

          (ii) A proposed amendment to Section A of Article Fourth of the Company's Certificate of Incorporation to increase the Company's authorized common stock from 3,000,000 to 10,000,000 shares, and thereby to increase the total number of shares of authorized capital stock from 4,000,000 to 11,000,000 shares, of which 10,000,000 shares shall be common stock and 1,000,000 shares shall be preferred stock; and

          (iii) The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

  The Board of Directors is not aware of any other business to come before the Meeting.

  Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on June 5, 1998, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

  You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                [SIGNATURE]

                                Lynn J. Joyce
                                Secretary
Bessemer, Alabama
June 17, 1998




--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

                                      OF

                            FIRSTFED BANCORP, INC.

                           1630 FOURTH AVENUE NORTH
                           BESSEMER, ALABAMA  35020

                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 14, 1998

--------------------------------------------------------------------------------
                                    GENERAL
--------------------------------------------------------------------------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstFed Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Company located at 1630 Fourth Avenue North, Bessemer, Alabama, on Tuesday, July 14, 1998 at 4:30 p.m., local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about June 17, 1998.

--------------------------------------------------------------------------------
                      VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

  Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW, FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO SECTION A OF ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK, AND IN FAVOR OF EACH OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE MEETING. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting. If any other business is presented at the Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

  Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to Lynn J. Joyce, Secretary of the Company, at the address shown above, by filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. A proxy will not be voted if a stockholder attends the Meeting and votes in person. However, the mere presence of a stockholder at the Meeting will not, by itself, revoke such stockholder's proxy.

--------------------------------------------------------------------------------
                                 VOTING SECURITIES
--------------------------------------------------------------------------------

  Stockholders of record as of the close of business on June 5, 1998 (the "Record Date"), are entitled to one vote for each share of the Company's common stock, par value $.01 per share (the "Common Stock"), then held, except that pursuant to the Company's Restated Certificate of Incorporation, beneficial owners of shares of Common Stock exceeding 10% of the then-outstanding shares of Common Stock are not permitted to vote such excess shares. As of the Record Date, the Company had 1,494,549 shares of Common Stock issued, of which 1,204,598 shares were outstanding. The presence, in person or by proxy, of the holders of record of shares of capital stock of the Company entitling the holders to cast a majority of the votes entitled to be cast is necessary to constitute a quorum at the Meeting.

--------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

  Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission ("SEC") detailing such ownership. The following table sets forth information, as of the Record Date, with respect to any person, including any group of persons, known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of the Common Stock at the Record Date.

        NAME AND ADDRESS OF                    AMOUNT AND NATURE OF          PERCENT OF COMMON
         BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)        STOCK OUTSTANDING
----------------------------------------      ----------------------         -----------------
First Federal Savings Bank
Employee Stock Ownership Plan and Trust
 1630 Fourth Avenue North
 Bessemer, Alabama  35020                          111,623 (2)                        9.3%

Wellington Management Company(3)
 75 State Street
 Boston, Massachusetts  02109                      126,000                           10.5%

________________
(1) Based on information furnished by the respective beneficial owners. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, if that person either has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals exercise sole voting and investment power over the shares of the Common Stock.
(2) Shares of Common Stock initially were acquired by the Employee Stock Ownership Plan and Trust ("ESOP") in connection with the mutual-to-stock conversion (the "Conversion") of First Federal Savings Bank ("First Federal"), the Company's wholly-owned savings bank subsidiary. During fiscal 1998, an additional 43,931 shares were acquired by the ESOP. A committee consisting of all directors of the Company administers the ESOP. An unrelated corporate trustee for the ESOP (the "ESOP Trustee") has been appointed by the Board of Directors, which may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. Shares held by the ESOP and allocated to participating employees must be voted in accordance with the instructions received from the participating employees.
    Unallocated shares, and allocated shares for which no instruction has been received, will be voted in the same proportion as the allocated shares for which instruction has been received. As of the Record Date, 67,697 shares of Common Stock in the ESOP had been allocated to participating employees, and, therefore, the ESOP Trustee will vote the remaining 43,931 unallocated shares in the same proportion as allocated shares.
(3) Includes First Financial Fund, a mutual fund.

The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by each of the Company's directors and nominees, the executive officers named in the Summary Compensation Table and by all executive officers and directors as a group.

                              AMOUNT AND NATURE OF        PERCENT OF COMMON
      NAME                   BENEFICIAL OWNERSHIP(1)      STOCK OUTSTANDING
-----------------------      -----------------------      -----------------
Fred T. Blair                          17,144 (2)                  1.33%
B. K. Goodwin, III                     35,724 (3)                  2.78
James B. Koikos                        22,568 (4)                  1.76
A. W. Kuhn                             55,922                      4.35
Malcolm E. Lewis                       43,148 (5)                  3.36
E. H. Moore, Jr.                       42,396 (6)                  3.30
James E. Mulkin                        36,321                      2.87
Robert E. Paden                        34,566                      2.69
G. Larry Russell                       31,756 (7)                  2.47

All directors and executive
 officers as a group (11 persons)     360,676 (3)                 28.05

_____________________
(1) For the definition of beneficial ownership, see footnote 1 to the previous table. Includes certain shares of Common Stock owned by businesses in which the director is an officer or major stockholder or by spouses, by immediate family members, or as a custodian or trustee for minor children, over which shares the director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated. Includes 416 shares, 400 shares and 816 shares of Common Stock awarded under First Federal's Recognition and Retention Plan ("RRP") to Directors Goodwin and Koikos and to all executive officers and directors as a group, respectively, as to which shares such directors have voting power. Includes 55 shares, 26,903 shares, 4,425 shares, 55 shares, 9,705 shares, 3,205 shares, 14,705 shares and 81,173 shares of Common Stock, as to which shares Directors Blair, Goodwin, Koikos, Lewis, Moore, Paden and Russell and all executive officers and directors as a group, respectively, have the right to purchase pursuant to stock options exercisable within 60 days after the Record Date. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by each director and the group. Includes 11 shares, 151 shares, 27 shares, 65 shares, 65 shares, 65 shares, 65 shares, 65 shares, 65 shares and 829 shares of Common Stock which vest over a three year period for Directors Blair, Goodwin, Koikos, Kuhn, Lewis, Moore, Mulkin, Paden and Russell and for all executive officers and directors as a group, respectively, pursuant to the Company's Incentive Compensation Plan ("Incentive Plan"). See " -- Directors' Compensation -- Incentive Compensation Plan." Includes 3,840 shares, 600 shares, 3,840 shares, 800 shares, 3,840 shares and 14,320 shares of Common Stock vested from the RRP and held by a Deferred Compensation Plan trust for the benefit of Directors Blair, Koikos, Moore, Mulkin and Russell and all executive officers and directors as a group, respectively. See "-- Directors' Compensation."
(2) Includes 15,248 shares of Common Stock owned by Mr. Blair's wife.
(3) Includes 3,853 shares and 17,100 shares of Common Stock owned by the ESOP and allocated to the accounts of Mr. Goodwin and all executive officers as a group, respectively.
(4) Includes 6,000 shares held in a trust of which Mr. Koikos is a trustee.
(5) Includes 1,000 shares of Common Stock owned by Mr. Lewis's wife.
(6) Includes 2,000 shares of Common Stock owned by Mr. Moore's wife.
(7) Includes 2,020 shares of Common Stock owned jointly by Mr. Russell's wife and minor children. Also includes 1,000 shares of Common Stock owned by Mr. Russell's brother's political campaign fund, of which fund Mr. Russell is Chairman and as to which shares Mr. Russell has voting power.

--------------------------------------------------------------------------------
            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

  Based solely on the Company's review of the copies of ownership reports which it has received in the past fiscal year, or written representations from officers, from directors or from persons who own more than 10% of the Common Stock that no annual report of change in beneficial ownership was required, and the Company believes that during the fiscal year ended March 31, 1998 ("fiscal 1998"), all the filing requirements applicable to such persons have been timely met.

--------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

  The Company's Board of Directors currently is composed of nine members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period and until their successors are elected and qualified, with approximately one-third of the directors elected each year. The Board of Directors has nominated for election as directors B.K. Goodwin, III, A.W. Kuhn and Robert E. Paden, all of whom are currently members of the Board, to each serve as directors for three-year terms and until their successors are elected and qualified. Under Delaware law, directors are elected by a plurality of the votes present in person or by proxy and entitled to vote on the election of directors.

  It is intended that the persons named in the proxies solicited by the Board of Directors will be voted for the election of the named nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies that have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED BELOW.

  The following table sets forth certain information regarding each of the Company's directors. Each director of the Company is also a member of the Board of Directors of First Federal, its wholly-owned savings bank subsidiary. In addition, B. K. Goodwin, III, who serves as Chairman of the Board of Directors of the Company, also serves as Chairman of the Board of Directors of First State Bank of Bibb County ("First State"), which is wholly-owned by First State Corporation, a wholly-owned subsidiary of the Company. No other director of the Company serves as a director of First State.

                  BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

                                               YEAR FIRST ELECTED AS  CURRENT
                                AGE AT RECORD       DIRECTOR OF       TERM TO
             NAME                    DATE         FIRST FEDERAL(1)    EXPIRE
------------------------------  -------------  ---------------------  -------
B. K. Goodwin, III                   46                1995             1998
A. W. Kuhn                           76                1979             1998
Robert E. Paden                      67                1992             1998

                        DIRECTORS CONTINUING IN OFFICE

                                               YEAR FIRST ELECTED AS  CURRENT
                                AGE AT RECORD       DIRECTOR OF       TERM TO
             NAME                    DATE         FIRST FEDERAL(1)    EXPIRE
------------------------------  -------------  ---------------------  -------
James B. Koikos                      60                1995             1999
E. H. Moore, Jr.                     64                1991             1999
James E. Mulkin                      68                1992             1999
Fred T. Blair                        70                1968             2000
Malcolm E. Lewis                     88                1968             2000
G. Larry Russell                     47                1990             2000

_____________________
(1) With the exception of Messrs. Mulkin and Paden, who were appointed as directors of the Company in 1992, and Messrs. Goodwin and Koikos, who were appointed as directors of the Company in 1995, all directors were initially appointed in May 1991 in connection with the incorporation and organization of the Company.

          Unless otherwise stated, the principal occupation of each director of the Company for the last five years is set forth below.

          B. K. GOODWIN, III.    Mr. Goodwin is the Chairman of the Board, Chief
Executive Officer and President of the Company and First Federal, positions he has occupied since January 1, 1996. He has also served as Chairman of the Board of First State since January 1996. He had previously served as Senior Executive Vice President of the Company and First Federal since February 1995. Prior to that time, Mr. Goodwin served as Chairman of the Board, Chief Executive Officer and President of Steiner Bank in Birmingham, Alabama, and as President, Chief Operating Officer and Director of Secor Bank, Federal Savings Bank, in Birmingham, Alabama.

          A. W. KUHN.    Mr. Kuhn retired as the Executive Director of Bessemer
Housing Authority, a public housing program, in 1994.

          ROBERT E. PADEN.    Mr. Paden is a self-employed Attorney in Bessemer,
Alabama.

          JAMES B. KOIKOS.   Mr. Koikos is a restaurateur.  He is owner/partner
of the Bright Star Restaurant, Bessemer, Alabama, and the Merritt House, Birmingham, Alabama.

          E. H. MOORE, JR.    Mr. Moore retired in 1992 from his position as
President of Deaton, Inc., a trucking company in Ensley, Alabama.

          JAMES E. MULKIN. Mr. Mulkin is the President of Mulkin Enterprises, Bessemer, Alabama, a diversified business operation.

          FRED T. BLAIR. Mr. Blair is retired. On January 1, 1996, Mr. Blair retired from his positions as Chairman of the Board, President and Chief Executive Officer of the Company and First Federal. He had served as President and Chief Executive Officer of the Company since its inception in 1991 and with First Federal since 1968 and Chairman since 1995.

          MALCOLM E. LEWIS.    Mr. Lewis is retired.

          G. LARRY RUSSELL.    Mr. Russell is a self-employed Certified Public
Accountant in Bessemer, Alabama.

OTHER EXECUTIVE OFFICERS

          C. LARRY SEALE, age 61, is Executive Vice President of the Company and First Federal.

          LYNN J. JOYCE, age 34, is Chief Financial Officer, Vice President, Secretary and Treasurer of the Company and First Federal.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          During fiscal 1998, the Board of Directors of the Company held 12 regular meetings and one special meeting. During fiscal 1998, no director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors of the Company and the total number of meetings held by all committees of the Board on which he served. The Board of Directors of the Company maintains committees, the nature and composition of which are described below. All committees consist of the full Board of Directors, except that only non-employee directors may serve on the Audit Committee.

          The Audit Committee of the Company meets periodically to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies. During fiscal 1998, the Audit Committee, which consists of all non-employee directors of the Company, met one time.

          The Company's Compensation Committee, which consists of all the directors of the Company, meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and to recommend changes and to monitor and evaluate employee morale. The Compensation Committee met one time during fiscal 1998.

          The Company's Nominating Committee, which consists of all directors of the Company, meets periodically for the purpose of nominating candidates for director of the Company. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees, nor has it established any procedures for this purpose. During fiscal 1998, the Board met once in its capacity as the Nominating Committee. Stockholders who make nominations of candidates for directors must make such nominations in accordance with the procedures set forth in the Company's Bylaws.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

          Summary Compensation Table. The following table sets forth the cash and noncash compensation for fiscal 1998, 1997 and 1996 awarded to or earned by the Chief Executive Officer of the Company. No other executive officer of the Company earned salary and bonus in fiscal 1998 in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries.

                                                                                  Long-Term Compensation
                                                                      ----------------------------------------
                                         Annual Compensation                       Awards           Payouts
                               -------------------------------------  --------------------------  ------------
                                                          Other         Restricted    Securities
     Name and          Fiscal                             Annual           Stock      Underlying                  All Other
Principal Position      Year    Salary     Bonus     Compensation(1)    Award(s)(2)     Options   LTIP Payouts  Compensation
---------------------  ------  ---------  -------    ---------------  -------------   ----------  ------------  ------------
B.K. Goodwin, III       1998   $ 156,250  $ 4,785         $  --       $    4,171             235   $    --      $    28,188 (3)
 Chairman of the        1997     138,750    5,805            --            1,423          15,390        --           25,938
 Board, Chief           1996     101,250   19,685            --           29,136           1,278        --           23,188
 Executive Officer
 and President of
 the Company and
 First Federal;
 Chairman of  the
 Board of First
 State

____________
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 1998 did not exceed 10% of the executive officer's salary and bonus.
(2) Calculated by multiplying the number of shares of Common Stock awarded pursuant to the Incentive Plan based on the closing sale price of the Common Stock on the date the shares were awarded as reported on the Nasdaq SmallCap Market ($17.75 per share). See " -- Directors' Compensation."
     Mr. Goodwin's award for fiscal 1996 included an award pursuant to the RRP.
(3) Includes director's fees of $20,400 (including $2,400 received as a director of First State) paid to Mr. Goodwin. See " -- Directors' Compensation." Also includes $7,788 paid to Mr. Goodwin for unused vacation and sick leave.

  Option Grants in Fiscal 1998. The following table contains information concerning the grant of stock options during fiscal 1998 to the executive officer named in the Summary Compensation Table, above. Options were granted pursuant to the Incentive Plan or to the 1991 Stock Option Plan, or stock options or stock appreciation rights pursuant to the 1995 Stock Option and Incentive Plan.

                           Number of Securities            % of Total Options        Exercise or Base
                        Underlying Options Granted      Granted to Employees in           Price          Expiration
         Name                  (# of Shares)                   Fiscal Year            ($ per Share)         Date
----------------------  --------------------------      -----------------------    --------------------  ----------
B. K. Goodwin, III               235(1)                           8.1%                     $17.75          9/30/07

________________
(1) See " -- Directors' Compensation."

          Aggregate Fiscal 1998 Option Exercises and Fiscal Year-End Option Values. The following table sets forth information concerning options exercised during fiscal 1998 and the value of options held by the named executive officer at the end of the fiscal year.

                                                                  Number of Securities           Value of Unexercised
                                                                 Underlying Unexercised        In-the-Money Options at
                                                               Options at Fiscal Year-End        Fiscal Year-End (1)
                               Shares              Value     ------------------------------  ----------------------------
        Name            Acquired on Exercise     Realized      Exercisable/Unexercisable      Exercisable/Unexercisable
---------------------  -----------------------  -----------  ------------------------------  ----------------------------

B. K. Goodwin, III             --                 $  --                 26,903/--                     $358,583/$ --

__________________
(1) Calculated based on the fair market value of the underlying Common Stock as reported on the Nasdaq SmallCap Market at fiscal year-end.

          Employment Agreements. Effective January 1, 1996, the Company and First Federal entered into employment agreements with Mr. Goodwin in his respective capacities as Chief Executive Officer and President of the Company and First Federal (the "Employment Agreements"). The Employment Agreements are intended to enable the Company and its banking subsidiaries to maintain a stable and competent management base.

          The Employment Agreements provide for three-year terms and may be extended each year for an additional year so that the remaining term shall be three years. Each of the Employment Agreements was extended for an additional year as of January 1, 1998. The Employment Agreements provide for, among other things, a discretionary cash bonus, participation in all employee benefit plans, death benefits and reimbursement of reasonable out-of-pocket business expenses. In the event of the executive's death, the Employment Agreements provide for payment of the remaining compensation due thereunder, plus medical insurance for the executive's spouse for six months thereafter.

          The Employment Agreements provide for termination for cause at any time. In the event termination is other than for cause, the executive would be entitled to receive his base salary for the remaining term of the Employment Agreement, plus his salary for an additional 12-month period. In addition, Mr. Goodwin would be entitled, at his election, to continued insurance benefits coverage through the expiration of the term of his Employment Agreements or a cash payment in an amount equal to the cost of obtaining substantially equal benefits.

          In the event of a change in control of the Company or First Federal that results in either the dismissal of the executive or the executive's resignation upon the occurrence of certain specified events, the executive would be entitled to a severance payment equal to the excess of (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, over (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the executive receives on account of the change in control. Subject to the foregoing, the Company and First Federal also would continue the executive's life, health, accident, and disability coverage for six months following termination and, in the event of executive's death, pay death benefits and health insurance (for the remainder of the six month period, if any) to the executive's surviving spouse, if any. In addition, during the first year following a change in control, Mr. Goodwin would receive such severance payment if he voluntarily terminates employment within 90 days of the occurrence of certain specified events (for example, a required move of his personal residence or a material reduction in his base compensation) which had not been agreed to in advance. The aggregate payments that would be made to the executive assuming termination of employment under the foregoing circumstances at March 31, 1998, and without regard to other severance payments would have been approximately $656,250 to Mr. Goodwin.

          In addition, all directors of the Company have entered into Indemnification Agreements with the Company. For a description of the terms of such Indemnification Agreements, see " -- Directors' Compensation -- Indemnification Agreements."

DIRECTORS' COMPENSATION

          Fees. The directors of the Company receive $900 per month in connection with their service on the Board of Directors of the Company and $600 per month in connection with their service on the Board of Directors of First Federal. In addition, Mr. Goodwin receives $200 per month in connection with his service as Chairman of the Board of Directors of First State.

          Incentive Compensation Plan. The Company maintains the Incentive Plan, the purpose of which is to provide incentive compensation for eligible employees and directors in the event the Company achieves certain performance goals indicative of its profitability and stability. A mathematical formula set forth in the Incentive Plan determines three forms of incentive compensation that participants may receive: (i) annual cash bonuses ("Bonuses"), (ii) restricted stock awards ("Restricted Stock"), and (iii) stock options ("Options"). For each year in which the Incentive Plan is in effect, the Company will pay each participant a Bonus equal to the product of (i) the participant's annual base salary or director's fees, and (ii) a "Bonus Percentage," defined as the sum of
(a) "Safe ROA Bonus Percentage" which considers return-on-assets ("ROA") compared to the median ROA of other members of a peer group in the Southeast, the nonperforming assets ("NPA") compared to the peer group and the CAMEL rating of First Federal, plus (b) "Growth Rewards," which are determined by the Board of Directors each year.

          For each Incentive Plan year, each participating key employee and director will receive a Restricted Stock award in the form of a right, conditioned on the participant's future performance of services, to shares of Common Stock. On a per capita basis, non-employee directors receive in the aggregate, shares of Restricted Stock having an aggregate fair market value equal to 7% of the total Bonuses paid to directors and key employees for such year. On a pro rata basis, key employees receive a Restricted Stock award based on their relative compensation equal to 14% of the total Bonuses paid to directors and key employees for such year. Vesting of Restricted Stock awards will generally occur at the rate of 331/3% per year of a participant's service after the date of the Restricted Stock award. Vesting will be accelerated to 100% upon a participant's retirement at or after age 65, death, discharge from service for any reason other than cause, or a change in control of the Company.

          In addition, for each Incentive Plan year, each participating key employee and director will receive Options to purchase five times the number of shares subject to a Restricted Stock award granted to the participant for such year.

          1991 Stock Option Plan. Pursuant to the FirstFed Bancorp, Inc. 1991 Stock Option Plan for Outside Directors, non-employee directors first elected to the Board of Directors subsequent to the Conversion automatically are awarded options to acquire 2,000 shares of Common Stock, provided sufficient options are available for grant under such plan.

          Recognition and Retention Plan. Pursuant to the RRP, newly elected non-employee directors automatically are awarded 1,000 shares of restricted Common Stock, provided shares are available for grant under such plan.

          1995 Stock Option Plan.   Pursuant to the FirstFed Bancorp, Inc. 1995
Stock Option and Incentive Plan, as amended in May 1998 (the "1995 Stock Option Plan"), directors and selected employees of the Company and its affiliates are eligible to receive options to acquire shares of Common Stock, stock appreciation rights and restricted stock awards (collectively, the "Awards"). The Company has reserved 72,000 shares of Common Stock for issuance of Awards under the 1995 Stock Option Plan. Effective May 19, 1998, each director of the Company received a restricted stock award for 1,000 shares of Common Stock that vests at the rate of 20% per year of service and accelerates to 100% upon a Change in Control, as defined in the 1995 Stock Option Plan, or termination of service due to death, disability, or retirement after age 65. Awards may also be granted at the discretion of a committee that is comprised solely of non-employee members of the Board of Directors. Participants may elect to defer receipt of all or a percentage of shares that would otherwise be transferred upon the vesting of a restricted stock award.

          Directors' Retirement Plan. In their capacity as directors of First Federal, directors of the Company participate in First Federal's Directors' Retirement Plan (the "Directors' Plan"), which was approved by the Company's stockholders in 1992 and amended effective January 1, 1994. Each director of First Federal, whenever elected or appointed and whether or not also employed by First Federal, is entitled to participate in the Directors' Plan, and thereby to receive an annual retirement benefit for ten years in an amount per year equal to $9,600 times the director's "applicable percentage." A director's "applicable percentage" is based on his or her overall years of service as a director of First Federal and increases from 0% for less than three years of service, to 50% for between three and five years of service, to 75% for between six and nine years of service, to 100% for 10 or more years of service. Retirement benefits become payable upon a director's termination of service on the Board of Directors for any reason. If a Participant dies prior to collecting his entire vested benefit under the Directors' Plan, First Federal will pay the present value of such vested but unpaid benefit to the director's designated beneficiary (if living), and otherwise to the director's estate (unless the director had elected to have said death benefit paid in installments). First Federal's Board of Directors may amend or terminate the Directors' Plan at any time, provided that such action may not affect the rights of directors to receive their vested interest. The Directors' Plan is an unfunded plan for federal income tax and labor law purposes, although First Federal has established a grantor trust, the assets of which remain subject to the claims of First Federal's creditors. First Federal expects to regularly contribute amounts to the trust equal to the accrued expense for plan benefits.

          Deferred Compensation Plans. First Federal and the Company maintain separate but similar deferred compensation plans pursuant to which directors, officers and select employees may annually elect to defer the receipt of Board fees and up to 25% of their salary. Associated with each plan is a separate grantor trust to which all fee and salary deferrals may be contributed. The assets of these trusts will be used to pay benefits to participants, but are subject to the claims of general creditors until distributed from the trusts. Subject to the guidelines under each plan, each participant may elect (i) the time and manner under which his or her plan benefit will be paid, and (ii) the measure of the deemed investment return on his or her deferred compensation account. Such return may be based in whole or part on either the rate of return on Common Stock or First Federal's highest yielding certificate of deposit. A participant's interest in the plans is at all times nonforfeitable, nonalienable and nontransferable, although the interest of a deceased participant will be paid to his or her designated beneficiary. The Boards of Directors of First Federal and the Company are responsible for management of the operation and administration of the respective plans and have the discretion to amend these plans and the related trust agreements (subject to participant consent as to vested benefits).

          Indemnification Agreements. The Company has entered into Indemnification Agreements (the "Indemnification Agreements") with each of the Company's directors and with certain officers of the Company and First Federal. The Indemnification Agreements provide for retroactive as well as prospective indemnification to the fullest extent permitted by law against any and all expenses (including attorneys' fees and all other costs and obligations), judgments, fines, penalties and amounts paid in settlement in connection with any claim or proceeding arising out of that person's service as an officer or director of the Company or First Federal. The Indemnification Agreements also provide for the prompt advancement of expenses to the director or officer in connection with investigating, defending or being a witness or participating in any proceeding. The Indemnification Agreements further provide a mechanism through which the director or officer may seek court relief in the event the Company's Board of Directors (or other person appointed by such Board) determines that the director or officer would not be permitted to be indemnified under applicable law. The Indemnification Agreements impose on the Company the burden of proving that the director or officer is not entitled to indemnification in any particular case.

          Following a Change in Control, all determinations regarding a right to indemnity and a right to advancement of expenses shall be made by independent legal counsel to be selected by the director or officer and approved by the Board. The Indemnification Agreements provide that a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any 24-consecutive-month-period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets. In the event of a potential Change of Control, the director or officer may require the Company to establish a trust in an amount sufficient to cover the anticipated claims under the agreement.

     While not requiring the maintenance of directors' and officers' liability insurance, the Indemnification Agreements require that the directors and officers be provided with maximum coverage if there is such a policy. Further, the Indemnification Agreements provide that if the Company pays a director or officer pursuant to an Indemnification Agreement, the Company will be subrogated to such director's or officer's rights to recover from third parties.

TRANSACTIONS WITH MANAGEMENT

          First Federal and First State each offer loans to officers and directors of First Federal, First State and the Company in the ordinary course of business. Such loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliates and do not involve more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
           PROPOSAL II -- AMENDMENT OF CERTIFICATE OF INCORPORATION
--------------------------------------------------------------------------------

     Section A of Article Fourth of the Company's Certificate of Incorporation currently authorizes the issuance of a total of 4,000,000 shares of capital stock, of which 3,000,000 shares shall be Common Stock and 1,000,000 shares shall be preferred stock, par value $.01 per share ("Preferred Stock"). As of the Record Date, there were outstanding 1,204,598 shares of Common Stock and no shares of Preferred Stock. In addition, as of the Record Date, there were 289,951 shares of Common Stock held as treasury stock.

     The proposed amendment to Section A of Article Fourth of the Certificate of Incorporation is to increase the number of authorized shares of Common Stock from 3,000,000 to 10,000,000 shares, and thereby to increase the total number of shares of authorized capital stock from 4,000,000 to 11,000,000. The entire text to Section A of Article Fourth of the Certificate of Incorporation, as proposed to be amended, is attached hereto as Exhibit A and incorporated herein by reference.

REASONS FOR THE AMENDMENT

     Although the Company has no present plan, arrangement or understanding to issue additional shares of Common or Preferred Stock other than pursuant to the Company's current stock benefit plans and the Company's Dividend Reinvestment and Stock Purchase Plan, the Board of Directors believes that the availability of increased shares of Common Stock will provide the Company with needed flexibility in meeting corporate needs that may arise. In the future, additional authorized but unissued shares of Common Stock would be available for general corporate purposes, including but not limited to, possible issuances in future mergers or acquisitions, in a future public offering or private placement, or under a future stock benefit plan. If the proposed amendment is approved, the Board of Directors currently intends to consider a stock dividend or stock split subsequent to the Annual Meeting. The Board of Directors does not intend to issue any additional shares of capital stock except on terms which the Board of Directors deems to be in the best interests of the Company and its stockholders.

     The proposed increase in the number of shares of Common Stock authorized for issuance will not affect the rights, such as voting and liquidation rights, of the outstanding shares of Common Stock. If, however, additional shares were issued, other than pursuant to a stock dividend or stock split, the percentage ownership interests of existing stockholders would be reduced and, depending on the terms pursuant to which the new shares were issued, the book value of outstanding shares could be diluted. Each share of the Common Stock will have the same rights and will be identical in all respects with each other share of Common Stock. Holders of Common Stock do not have any preemptive right to subscribe for or purchase any additional securities issued by the Company.

POSSIBLE ANTI-TAKEOVER EFFECT OF AMENDMENT

  The additional authorized but unissued shares of Common Stock could, consistent with the fiduciary responsibility of the Company's directors, be issued without stockholder approval in transactions that might dilute the percentage ownership of current stockholders and/or render more difficult a change in control of the Company. For example, such shares could be used to create a substantial voting block favorable to the Board of Directors, to effect an acquisition that would preclude an acquirer's gaining control or to dilute an acquirer's voting power. The Board of Directors, however, is not aware of any effort to obtain control of the Company and does not currently contemplate the issuance of the authorized shares for the foregoing purposes.

     In addition to an increase in authorized shares of Common Stock that could be issued to defend against a hostile acquisition of the Company, other provisions of the Company's Certificate of Incorporation and Bylaws and other limitations which could be viewed as having an "anti-takeover" effect include:
(i) a limitation on beneficial ownership in excess of 10% of the outstanding Common Stock; (ii) a classified Board of Directors; (iii) denial of cumulative voting and the call of special meetings by other than the Board of Directors;
(iv) a super-majority vote (80%) to approve business combinations with principal stockholders and to amend or repeal certain provisions of the Certificate of Incorporation and Bylaws; (v) factors set forth in the Certificate of Incorporation to be considered by the Board of Directors when evaluating offers;
(vi) notice requirements for nominations and new business; (vii) acceleration of management benefits in the event of a change in control; (viii) Delaware corporate law limitations on acquisitions by principal stockholders; and (ix) federal regulatory approval requirements.

     In the judgment of the Board of Directors, the Board is in the best position to consider all relevant factors and to negotiate for what is in the best interests of the stockholders of the Company. Accordingly, the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to encourage potential acquirers to negotiate directly with the Company's Board of Directors and that the proposed amendment will encourage such negotiations and help to discourage non-negotiated takeover attempts.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of the above-described amendment to Section A of Fourth Article of the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding Common Stock entitled to be voted thereon at the Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO SECTION A OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION.

--------------------------------------------------------------------------------
                    RELATIONSHIP WITH INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

          Arthur Andersen LLP, which was the Company's independent auditors for fiscal 1998, is expected to be retained by the Board of Directors to be the Company's auditors for the fiscal year ending December 31, 1998. A representative of Arthur Andersen LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

          The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof as directed by a majority of the Board of Directors.

--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

          The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

          The Company's 1998 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

          The Board of Directors has changed the fiscal year-end of the Company from March 31 to December 31 of each year, effective December 31, 1998. Such a change will, among other things, permit the Company to report results of operations at the same time as most bank holding companies. As a result of this change, it is expected that the 1999 Annual Meeting of Stockholders will be held on or about April 27, 1999. In order to be eligible for inclusion in the Company's proxy materials for the 1999 Annual Meeting, any stockholder proposal to take action at such meeting must be received at the Company's main office at 1630 Fourth Avenue North, Bessemer, Alabama 35020, no later than December 1, 1998. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1999 Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC or the Company's Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    [SIGNATURE]

                                    Lynn J. Joyce
                                    Secretary
Bessemer, Alabama
June 17, 1998

--------------------------------------------------------------------------------
                         ANNUAL REPORT ON FORM 10-KSB
--------------------------------------------------------------------------------

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FIRSTFED BANCORP, INC., 1630 FOURTH AVENUE NORTH, BESSEMER, ALABAMA 35020.

--------------------------------------------------------------------------------

                                                                       EXHIBIT A


          FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million (11,000,000) consisting of:

                       1. one million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                       2. ten million (10,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

                                REVOCABLE PROXY
                            FIRSTFED BANCORP, INC.
                               BESSEMER, ALABAMA

--------------------------------------------------------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 14, 1998
--------------------------------------------------------------------------------

          The undersigned hereby appoints James E. Mulkin, E.H. Moore, Jr. and James B. Koikos, or any of them, with full powers of substitution, to act as proxies for the undersigned to vote all shares of the Company's common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of the Company located at 1630 Fourth Avenue North, Bessemer, Alabama, on Tuesday, July 14, 1998 at 4:30 p.m., local time, and at any and all adjournments thereof, as follows:

                                                FOR    WITHHOLD
                                                ---    --------

   1.  The election as directors of the         [_]      [_]
       nominees listed below.

       B.K. Goodwin, III
       A.W. Kuhn
       Robert E. Paden

       INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY
       NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.

           ---------------------------------------------------------


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED ABOVE.

2. Amendment of Section A of Article Fourth of the Company's Certificate of Incorporation to increase the Company's authorized common stock from 3,000,000 to 10,000,000 shares.

               FOR  [_]        AGAINST  [_]         ABSTAIN  [_]

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE 1998 ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

   The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a Proxy Statement dated June 17, 1998 and the Company's 1998 Annual Report to Stockholders.

Dated: ________________________, 1998


-------------------------                       -------------------------
PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER


------------------------                        ------------------------
SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------